Exhibit 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
 DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
 SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

90 Christiana Road
New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)

John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
 (Name, address and telephone number of agent for service)

TEKNI-PLEX, INC.*
 (Exact name of obligor as specified in its charter)

Delaware	22-3286312
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

260 North Denton Tap Road
Coppell, Texas	75019
(972) 304-5077	(Zip Code)
(Address of principal executive offices)

10 7/8% Senior Secured Exchange Notes due 2012
Guarantees of 10 7/8% Senior Secured Exchange Notes
 (Title of Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

PureTec Corporation (1)	Delaware	22-3376449
Plastic Specialties and Technologies, Inc. (1)	Delaware	22-2743384
Plastic Specialties and Technologies Investments, Inc. (1)	Delaware	22-2663552
Burlington Resins, Inc. (1)	Delaware	22-3334106
Distributors Recycling, Inc.(1)(2)	New Jersey	22-2466975
Tri-Seal Holdings, Inc. (1)	Delaware	52-2141575
Natvar Holdings, Inc. (1)	Delaware	22-3703725
TPI Acquisition Subsidiary, Inc. (1)	Delaware	52-2340472
TP/Elm Acquisition Subsidiary, Inc. (1)	Delaware	71-0891561

(1)	The address of these additional registrants is: 201 Industrial Parkway, Somerville, New Jersey 08876. The telephone number of each is (908) 722-4800.

(2)	This additional registrant began dissolution proceedings on July 9, 2004, is inactive and holds immaterial assets. At such time as the process of dissolution is complete, the guarantee by this additional registrant will no longer be in effect.

General

Item 1.	General Information

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3-15.	Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(3)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association.

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA,
		National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (March 31, 2005), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-113911 and incorporated herein by reference thereto.

(3)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-122063 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 3rd day of August, 2005.

HSBC BANK USA, NATIONAL
ASSOCIATION

By: /s/ Frank J. Godino
Frank J. Godino
Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2007

Please refer to page i,
Table of Contents, for
the required disclosure
of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2005	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or
International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors
for State member and National Banks.	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this
Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

I, Joseph R. Simpson, Controller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and
Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Sal H. Alfieri

/s/ Joseph R. Simpson	Director (Trustee)

Signature of Officer Authorized to Sign Report	/s/	Bernard	J.	Kennedy

Director (Trustee)
5/10/05	/s/	Martin		Glynn

Date of Signature	Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	5 7 8 9 0
(RCRI 9030)

http://WWW.BANKING.US.HSBC. COM		HSBC Bank USA, NATIONAL ASSOCIATION

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)		Legal Title of Bank (TEXT 9010)

Wilmington

City (TEXT 9130)

		DE	19801

		State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo

Name of Bank	City

in the state of New York, at the close of business March 31, 2005

ASSETS
			Thousands of dollars
Cash and balances due from depository institutions:

a. Non-interest-bearing balances currency and coin			$4,181,938

b. Interest-bearing balances			3,000,883

Held-to-maturity securities			3,435,345

Available-for-sale securities			15,497,190

Federal funds sold and securities purchased under agreements to resell:

a. Federal funds sold in domestic offices			575,000

b. Securities purchased under agreements to resell			2,278,365

Loans and lease financing receivables:

Loans and leases held for sale			1,947,191

Loans and leases net of unearned income		$83,667,261

LESS: Allowance for loan and lease losses		771,721

Loans and lease, net of unearned income, allowance, and reserve			$82,895,540

Trading assets			16,274,148

Premises and fixed assets			581,140

Other real estate owned			18,668

Investments in unconsolidated subsidiaries			276,514

Customers' liability to this bank on acceptances outstanding			60,523

Intangible assets: Goodwill			2,091,831

Intangible assets: Other intangible assets			360,094

Other assets			5,094,244

Total assets			138,568,614

LIABILITIES

Deposits:

In domestic offices			59,206,551

Non-interest-bearing		8,436,610

Interest-bearing		50,769,941

In foreign offices		24,890,120

Non-interest-bearing	299,556

Interest-bearing	24,590,564

Federal funds purchased and securities sold under agreements to repurchase:

a. Federal funds purchased in domestic offices		66,650

b. Securities sold under agreements to repurchase		1,284,404

Trading Liabilities		11,187,187

Other borrowed money		22,004,425

Bank's liability on acceptances		60,523

Subordinated notes and debentures		3,529,454

Other liabilities		4,936,179

Total liabilities		127,165,493

Minority Interests in consolidated Subsidiaries		363

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0

Common Stock		2,000

Surplus		9,260,394

Retained earnings		2,157,836

Accumulated other comprehensive income		-17,472

Other equity capital components		0

Total equity capital		11,402,758

Total liabilities, minority interests and equity capital		138,568,614